                                                                   EXHIBIT (12)

                         HONEYWELL INC. AND SUBSIDIARIES
              COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

                 COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                 (Unaudited)

(Dollars in Millions)

                                                             Three Months Ended
                                                                April 2, 1995
                                                             ------------------

Income before Income Taxes.................................        $ 82.90

Deduct:
  Equity income............................................           1.40
                                                                   -------

  Subtotal.................................................          81.50

Add (deduct):
  Dividends from less than 50% owned companies.............              -
  Proportional shares of income (loss) before
   income taxes of 50% owned companies.....................           0.04
                                                                   -------

Adjusted income............................................          81.54
                                                                   -------

Fixed charges
  Interest on Indebtedness.................................          20.08
  Amortization of Debt Expense.............................           0.68
  Interest Portion of Rent Expense.........................          12.16
                                                                   -------

Total Fixed Charges........................................          32.92
                                                                   -------

Total Available Income.....................................        $114.46
                                                                   -------
                                                                   -------

Ratio of Earnings to Fixed Charges.........................           3.48
                                                                   -------
                                                                   -------

                                      ii